                                                                     EXHIBIT 4.2


                          SECOND AMENDED AND RESTATED
                          INVESTORS' RIGHTS AGREEMENT

     This Second Amended and Restated Investors' Rights Agreement (the "Agreement") is made as of March 24, 1999 by and among LookSmart, Ltd., a Delaware corporation (the "Company"), and the investors identified on the Investor Schedule attached hereto as Exhibit A for the holders of the Company's
                                     ---------
Series A Preferred Stock (the "Series A Preferred"), the Company's Series B Preferred Stock (the "Series B Preferred"), the Company's Series C Preferred Stock (the "Series C Preferred"), and the Company's Series 1 Junior Preferred Stock (the "Junior Preferred") (collectively, the "Preferred Stock"). Each entity listed on the Investor Schedule shall be referred to herein as an "Investor", and collectively, the "Investors."

                                   RECITALS

     WHEREAS, the Company has granted the holders of the Series A Preferred, the Series B Preferred and the Junior Preferred registration and other rights under that certain Amended and Restated Investors' Rights Agreement dated as of October 23, 1998 (the "Prior Agreement");

     WHEREAS, the Company and certain of the Investors are entering into a Series C Preferred Stock Purchase Agreement (the "Series C Agreement") of even date herewith, pursuant to which the Company shall sell, and certain of the Investors shall acquire, shares of the Series C Preferred.

     WHEREAS, as a condition to entering into the Series C Agreement, certain of the Investors have requested that the Company extend registration and other rights to them with respect to the Series C Preferred and the Preferred Warrants (as defined below) as set forth below, and the Company and the existing Investors who are signatories to this Agreement are willing to amend the registration rights and other rights set forth in the Prior Agreement by replacing such rights in their entirety with the rights set forth in this Agreement.

     NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, the parties agree as follows:

                                   AGREEMENT
                                   ---------

     1.   Certain Definitions. As used in this Agreement, the following terms
          -------------------
shall have the following respective meanings:

          "Commission" shall mean the Securities and Exchange Commission or any
           ----------
other federal agency at the time administering the Securities Act.

          "Conversion Shares" shall mean the Common Stock issued or issuable
           -----------------
upon conversion of the Preferred Stock.

          "Holder" shall mean the Investors holding Restricted Securities or
           ------
Registrable Securities or securities convertible into or exercisable for Registrable Securities and any transferee of Registrable Securities who, pursuant to Section 13 below, is entitled to registration rights hereunder.

          "Initiating Series A Preferred Holders" shall mean any Investors (or
           -------------------------------------
transferees of any Investors pursuant to Section 13 below) who in the aggregate are Holders of not less than thirty percent (30%) of the Registrable Securities issued or issuable upon conversion of the Series A Preferred.

          "Initiating Series B Preferred Holders" shall mean any Investors (or
           -------------------------------------
transferees of any Investors pursuant to Section 13 below) who in the aggregate are Holders of not less than thirty percent (30%) of the Registrable Securities issued or issuable upon conversion of the Series B Preferred.

          "Initiating Series C Preferred Holders" shall mean any Investors (or
           -------------------------------------
transferees of any Investors pursuant to Section 13 below) who in the aggregate are Holders of not less than thirty percent (30%) of the Registrable Securities issued or issuable upon conversion of the Series C Preferred.

          "Initiating Junior Preferred Holders" shall mean any Investors (or
           -----------------------------------
transferees of any Investors pursuant to Section 13 below) who in the aggregate are Holders of not less than thirty percent (30%) of the Registrable Securities issued or issuable upon conversion of the Junior Preferred.

          "Initiating Holders" shall refer collectively to Initiating Series A
           ------------------
Preferred Holders, Initiating Series B Preferred Holders, Initiating Series C Preferred Holders, and Initiating Junior Preferred Holders.

          "Preferred Warrants" shall mean warrants exercisable for the Company's
           ------------------
Series A Preferred and Series C Preferred.

          "Registrable Securities" means (i) the Conversion Shares, (ii) any
           ----------------------
Common Stock of the Company issued or issuable with respect to the Shares, Conversion Shares or Preferred Warrants or otherwise held or acquired by an Investor, or (iii) other securities issued or issuable with respect to Shares or Conversion Shares upon any stock split, stock dividend, recapitalization, or similar event; provided, however, that shares of Common Stock or other
               --------  -------
securities shall only be treated as Registrable Securities if and so long as they have not been sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction.

          The terms "register," "registered" and "registration" refer to a
                     --------    ----------       ------------
registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

          "Registration Expenses" shall mean all expenses, except for Selling
           ---------------------
Expenses, incurred by the Company in complying with Sections 5, 6 and 7 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company and for the selling Holders, if any, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration.

          "Restricted Securities" shall mean the securities of the Company
           ---------------------
required to bear the legend set forth in Section 3 hereof (or any similar legend).

          "Securities Act" shall mean the Securities Act of 1933, as amended, or
           --------------
any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

          "Selling Expenses" shall mean all underwriting discounts, selling
           ----------------
commissions and stock transfer taxes, if any, applicable to the Registrable Securities registered by the Holders.

          "Shares" shall mean the shares of Series A Preferred, Series B
           ------
Preferred, Series C Preferred and the Junior Preferred.

     2.   Restrictions on Transferability. The Restricted Securities shall not
          -------------------------------
be transferable except upon the conditions specified in this Agreement, which conditions are intended to ensure compliance with the provisions of the Securities Act. Each Holder of Restricted Securities will cause any proposed transferee of the Restricted Securities held by such Holder to agree to take and hold such Restricted Securities subject to the provisions and upon the conditions specified in this Agreement.

     3.   Restrictive Legend. Each certificate representing (i) the Shares, (ii)
          ------------------
the Conversion Shares, (iii) the Preferred Warrants, and (iv) any other securities issued in respect of the Shares and Conversion Shares upon conversion of the Preferred Stock, or exercise of the Preferred Warrants, or upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall (unless otherwise permitted by the provisions of Section 4 below) be stamped or otherwise imprinted with a legend in the following form (in addition to any legend required under applicable state securities laws):

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION, AN EXEMPTION THEREFROM UNDER SAID ACT OR AN OPINION OF COUNSEL FOR THE INVESTOR THAT SHALL BE ACCEPTABLE IN FORM AND SUBSTANCE TO THE COMPANY'S COUNSEL AND TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED UNDER SUCH ACT. COPIES OF THE AGREEMENT COVERING THE PURCHASE OF

     THESE SECURITIES AND RESTRICTING THEIR TRANSFER MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE CORPORATION AT THE
     PRINCIPAL EXECUTIVE OFFICES OF THE CORPORATION.

     4.   Notice of Proposed Transfers. The Holder of each certificate
          ----------------------------
representing Restricted Securities by acceptance thereof agrees to comply in all respects with the provisions of this Section 4. Prior to any proposed transfer of any Restricted Securities, unless there is in effect a registration statement under the Securities Act covering the proposed transfer, the Holder thereof shall give written notice to the Company of such Holder's intention to effect such transfer. Each such notice shall describe the manner and circumstances of the proposed transfer in sufficient detail, and shall, if the Company so requests, be accompanied (except in transactions in compliance with Rule 144) by either (i) a written opinion of legal counsel who shall be reasonably satisfactory to the Company, addressed to the Company and reasonably satisfactory in form and substance to the Company's counsel, to the effect that the proposed transfer of the Restricted Securities may be effected without registration under the Securities Act, or (ii) a "No Action" letter from the Commission to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, whereupon the Holder of such Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by the Holder to the Company; provided, however, that no opinion or No Action letter need be obtained
         --------  -------
with respect to a transfer to (A) a partner, active or retired, of a Holder of Restricted Securities, (B) the estate of any such partner, (C) an "affiliate" of a Holder of Restricted Securities as that term is defined in Rule 405 promulgated by the Commission under the Securities Act, or (D) the spouse, children, grandchildren or spouse of such children or grandchildren of any Holder or to trusts for the benefit of any Holder or such persons, if the transferee agrees to be subject to the terms hereof. Each certificate evidencing the Restricted Securities transferred as above provided shall bear the appropriate restrictive legend set forth in Section 3 above, except that such certificate shall not bear such restrictive legend if in the opinion of counsel for the Company such legend is not required in order to establish compliance with any provisions of the Securities Act.

     5.   Demand Registration.
          -------------------

          5.1  Demand for Registration. (a) If at any time after six months
               -----------------------
following the effective date of the Company's initial registration statement filed under the Securities Act, the Company shall receive from the Initiating Series A Preferred Holders or the Initiating Junior Preferred Holders a written request that the Company effect any registration, qualification or compliance having an aggregate offering price to the public, net of underwriting discounts and commissions, of $3,000,000, or (b) if at any time after the earlier of (i) November 7, 1999, and (ii) six months following the effective date of the Company's initial registration statement filed under the Securities Act, the Company shall receive from the Initiating Series B Preferred Holders a written request that the Company effect any registration, qualification or compliance having an aggregate offering price to the public, net of underwriting discounts and commissions, of

$3,000,000, or (c) if at any time after six months following the effective date of the Company's initial registration statement filed under the Securities Act, the Company shall receive from the Initiating Series C Preferred Holders a written request that the Company effect any registration, qualification or compliance having an aggregate offering price to the public, net of underwriting discounts and commissions, of $10,000,000, the Company will (i) within fifteen
(15) days of the receipt by the Company of such notice, give written notice of the proposed registration, qualification or compliance to all other Holders and
(ii) as soon as practicable, use its best efforts to effect such registration, qualification or compliance (including, without limitation, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within twenty (20) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to take
             --------  -------
any action to effect any such registration, qualification or compliance pursuant to this Section 5.1:

               (a) In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

               (b) On behalf of the Initiating Series A Preferred Holders, after the Company has already effected one (1) registration at the request of the Initiating Series A Preferred Holders pursuant to this Section 5.1, and such registration has been declared or ordered effective;

               (c) On behalf of the Initiating Series B Preferred Holders, after the Company has already effected two (2) registrations at the request of the Initiating Series B Preferred Holders pursuant to this Section 5.1, and such registrations have been declared or ordered effective;

               (d) On behalf of the Initiating Series C Preferred Holders, after the Company has already effected one (1) registration at the request of the Initiating Series C Preferred Holders pursuant to this Section 5.1, and such registration has been declared or ordered effective;

               (e) On behalf of the Initiating Junior Preferred Holders, after the Company has already effected one (1) registration at the request of the Initiating Junior Preferred Holders pursuant to this Section 5.1, and such registration has been declared or ordered effective;

               (f) If the Company shall furnish to the Initiating Holders within thirty (30) days of receipt of their written request a notice of its intent to file a registration statement pertaining to its initial public offering within ninety (90) days, or during the ninety (90) day period immediately following the closing date of the Company's initial public offering;

               (g) If the Company shall furnish to the Initiating Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors the filing of such a registration statement will have a material adverse effect on any proposal or plan by the Company or any of its subsidiaries to engage in any financing, acquisition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer or other significant transaction, then the Company's obligation to use its best efforts to register, qualify or comply under this
Section 5 shall be deferred for a period not to exceed ninety (90) days from the date of receipt of the written request from the Initiating Holders; provided,
                                                                    --------
however, that the Company shall not exercise such right more than once in any
-------
twelve (12) month period.

          5.2  Underwriting. In the event that the Initiating Holders intend to
               ------------
distribute their Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as part of the written request given pursuant to Section 5.1. In such event, the right of any Holder to registration pursuant to this Section 5 shall be conditioned upon such Holder's participation in the underwriting arrangements required by this Section 5, and the inclusion of such Holder's Registrable Securities in the underwriting to the extent requested shall be limited to the extent provided herein.

               The Company shall (together with all Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by a majority of the Initiating Series A Preferred Holders, Initiating Series B Preferred Holders, Initiating Series C Preferred Holders, and Initiating Junior Preferred Holders reasonably acceptable to the Company proposing to distribute their securities through such underwriting. Notwithstanding any other provision of this Section 5, if the managing underwriter advises the Initiating Series A Preferred Holders, Initiating Series B Preferred Holders, Initiating Series C Preferred Holders, or Initiating Junior Preferred Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall so advise all Holders proposing to distribute their securities and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated first among the Initiating Series A Preferred Holders, Initiating Series B Preferred Holders, Initiating Series C Preferred Holders, or Initiating Junior Preferred Holders (or in the event that such registration results in the Company's initial registration statement filed under the Securities Act, Holders of an aggregate of Series A Preferred, Series B Preferred, Series C Preferred, or Junior Preferred) in proportion to the respective amounts of Registrable Securities held by such Holders at the time of filing the registration statement, and second among all other Holders proposing to distribute their securities in proportion to the respective amounts of Registrable Securities held by such Holders at the time of filing the registration statement. No Registrable Securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares.

               If any Holder of Registrable Securities disapproves of the terms of the underwriting, such Holder may elect to withdraw therefrom by written notice to the Company, the managing underwriter, the Initiating Series A Preferred Holders, the Initiating Series B Preferred Holders, Initiating Series C Preferred Holders, or the Initiating Junior Preferred Holders. The Registrable Securities and/or other securities so withdrawn shall also be withdrawn from registration, and such Registrable Securities shall not be transferred in a public distribution prior to ninety (90) days after the effective date of such registration, or such other shorter period of time as the underwriters may require.

     6.   Company Registration.
          --------------------

          6.1  Notice of Registration. If the Company shall determine to
               ----------------------
register any of its securities, either for its own account or the account of a security holder or holders exercising their respective demand registration rights (under Section 5 or Section 7), other than (i) a registration relating solely to employee benefit plans, (ii) a registration relating solely to a Commission Rule 145 transaction, or (iii) an initial public offering, the Company will:

               (a)  promptly give to each Holder written notice thereof; and

               (b) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within fifteen (15) days after receipt of such written notice from the Company, by any Holder.

          6.2  Underwriting. If the registration of which the Company gives
               ------------
notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 6.1. In such event the right of any Holder to registration pursuant to Section 6 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of Registrable Securities in the underwriting to the extent provided herein.

               All Holders proposing to distribute their securities through such underwriting shall (together with the Company) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company. Notwithstanding any other provision of this
Section 6, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the Registrable Securities and other securities to be distributed through such underwriting. The Company shall so advise all Holders distributing their securities through such underwriting of such limitation and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated pro rata among all Holders, as nearly as practicable, based on the respective amounts of Registrable Securities held by such Holders at the time of filing the registration statement; provided,
                                                                       --------
however, that in no event shall the amount of securities of the selling Holders
-------
included in the registration be reduced below twenty-five percent (25%) of the total amount of securities included in such registration, unless such offering is the initial underwritten public offering of the Company's securities in which event any or all of the Registrable Securities of the Holders may be excluded in accordance with the immediately preceding sentence. In no event will shares of any other selling shareholder be included in such registration which would reduce the number of shares which may be included by Holders without the written consent of Holders of not less than a majority of the Registrable Securities proposed to be sold in the offering. To facilitate the allocation of shares in accordance with the above provisions, the Company may round the number of shares allocated to any Holder or holder to the nearest 100 shares.

               If any Holder or holder disapproves of the terms of any such underwriting, such Holder or holder may elect to withdraw therefrom by written notice to the Company and the managing underwriter. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration, and shall not be transferred in a public distribution prior to ninety (90) days after the effective date of the registration statement relating thereto, or such other shorter period of time as the underwriters may require. A Holder's right to future Company registration rights granted pursuant to Section 6.1 herein shall survive any such exclusion or withdrawal.

          6.3  Right to Terminate Registration. The Company shall have the right
               -------------------------------
to terminate or withdraw any registration initiated by it under this Section 6 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.

     7.   Registration on Form S-3. In addition to the rights set forth in
          ------------------------
Section 5, if holders of 20% or more of the Registrable Securities issued or issuable with respect to the Shares request that the Company file a registration statement on Form S-3 (or any successor thereto) for a public offering of shares of Registrable Securities the reasonably anticipated aggregate price to the public of which would exceed $1,000,000, and the Company is a registrant entitled to use Form S-3 to register securities for such an offering, the Company shall use its best efforts to cause such shares to be registered for the offering on such form (or any successor thereto). The Company shall be obligated to file only one registration statement every six (6) months under this Section 7.

     8.   Expenses of Registration. All Registration Expenses incurred in
          ------------------------
connection with registrations pursuant to Sections 5, 6 and 7 shall be borne by the Company; provided, however, that the Company will pay the Registration
             --------  -------
Expenses for no more than two (2) registrations on Form S-3. All Selling Expenses relating to securities registered on behalf of the Holders shall be borne by the holders of securities included in such registration pro rata with the Company and among each other on the basis of the number of shares so registered.

     9.   Registration Procedures. In the case of each registration,
          -----------------------
qualification or compliance effected by the Company pursuant to this Agreement, the Company will keep each Holder advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. At its expense the Company will:

               (a) Prepare and file with the Commission a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for at least one hundred eighty (180) days or until the distribution described in the Registration Statement has been completed;

               (b) Prepare and file with the Commission such amendments, post-effective amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

               (c) Furnish to the Holders participating in such registration and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, amendments, preliminary prospectuses, final prospectus and such other documents as such underwriters may reasonably request in order to facilitate the public offering of such securities.

               (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

     10.  Indemnification.
          ---------------

               (a) To the extent permitted by law, the Company will indemnify each selling Holder, each of its officers, directors, partners and legal counsel, and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls any underwriter within the meaning of
Section 15 of the Securities Act, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of the Securities Act or any rule or regulation promulgated under the Securities Act applicable to the Company in connection with any such registration, qualification or compliance, and the Company will reimburse each such Holder, each of its officers, directors, partners, and legal counsel and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder, controlling person or underwriter and stated to be specifically for use therein.

               (b) To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, severally and not jointly, indemnify the Company, each of its directors, officers, and legal counsel, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, and each other Holder, each of its officers, directors, partners and legal counsel and each person controlling such Holder within the meaning of
Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such Holders, such directors, officers, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder and stated to be specifically for use therein. Notwithstanding the foregoing, the liability of each Holder under this subsection (b) shall be limited in an amount equal to the proceeds to each such Holder of Registrable Securities sold as contemplated herein, unless such liability resulted from willful misconduct by such Holder which has been judicially determined. A Holder will not be required to enter into any agreement or undertaking in connection with any registration under this Agreement providing for any indemnification or contribution on the part of such Holder greater than the Holder's obligations under this Section 10. The indemnity obligations of each Holder hereunder shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld.

               (c) Each party entitled to indemnification under this Section 10 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action and provided further, that the Indemnifying Party shall not assume the defense for matters as to which there is a conflict of interest or separate and different defenses but shall bear the expense of such defense nevertheless. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

     11.  Information by Holder. It shall be a condition precedent to the
          ---------------------
obligations of the Company to take any action pursuant to this Agreement with respect to the Registrable Securities of any selling Holder that such holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as the Company may reasonably request in writing and as shall be reasonably required to effect the registration of such Holder's Registrable Securities.

     12.  Rule 144 Reporting.  With a view to making available the benefits of
          ------------------
certain rules and regulations of the Commission which may at any time permit the sale of the Restricted Securities to the public without registration, after such time as a public market exists for the Common Stock of the Company, the Company agrees to use its best efforts to:

               (a) Make and keep public information available, as those terms are defined in Rule 144 under the Securities Act, at all times after the effective date that the Company becomes subject to the reporting requirements of the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act").

               (b) Use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements);

               (c) Furnish to Holders of Restricted Securities upon their request, (i) a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time after 90 days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), (ii) a copy of the most recent annual or quarterly report of the Company and (iii) such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as an Investor may reasonably request in availing itself of any rule or regulation of the Commission allowing an Investor to sell any such securities without registration.

     13.  Transfer of Registration Rights. The rights to cause the Company to
          -------------------------------
register Registrable Securities pursuant to Sections 5, 6 and 7 may be assigned by a Holder (i) to any partner, general partner, limited partner, retired partner or member of any Holder, (ii) to any immediate family member or trust for the benefit of any individual Holder, (iii) to any Investor, and (iv) in connection with the transfer of not less than 400,000 shares of Registrable Securities; provided in each case that (i) the Company is given prior written notice thereof, and (ii) such transferee shall agree in writing to be subject to all restrictions set forth in this Agreement.

     14.  Standoff Agreement. Each Holder agrees, in connection with the
          ------------------
Company's initial public offering of the Company's securities, upon request of the underwriters managing any underwritten offering of the Company's securities, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Registrable Securities (other than those included in the registration) without the prior written consent of such underwriters, for such period of time (not to exceed one hundred eighty (180) days) from the effective date of such registration as may be requested by the underwriters; provided, however, that the officers and directors of the Company who own stock
--------  -------
of the Company, together with all holders of one percent (1%) or more of the Company's outstanding stock, also agree to such restrictions. Notwithstanding the foregoing, Holders shall only be bound to the provisions of this Section 14 if the underwriters agree that any early release from any lock-up agreement for any person in connection with a public offering shall be pro rata among such person and the Holders.

     15.  Limitation on Subsequent Registration Rights. From and after the date
          --------------------------------------------
of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder registration rights senior to those rights granted to the Investors under this Agreement.

     16.  Termination of Registration Rights. The rights granted under this
          ----------------------------------
Agreement shall terminate on the third anniversary of the closing of a public offering of the Company's securities that results in the automatic conversion of the Company's Preferred Stock into Common Stock under the Company's Restated Certificate of Incorporation.

     17.  Investors' Rights of First Refusal.
          ----------------------------------

          17.1  Issuance of Securities by the Company.
                -------------------------------------

                (a)  Right of First Refusal. Should the Company propose to sell
                     ----------------------
and issue any New Securities (as defined below), the Company hereby grants to each Investor the right of first refusal to purchase, pro rata, a portion of such New Securities. An Investor's pro rata share, for purposes of this right of first refusal, is the ratio of the number of shares of Common Stock held by such Investor (including shares of Common Stock issuable upon conversion of Preferred Stock held by such Investor) to the total number of shares of Common Stock outstanding, after giving effect to the conversion of all outstanding convertible securities and the exercise of all outstanding options and warrants.

                (b)  Definition of New Securities. "New Securities" shall mean
                     ----------------------------
any capital stock of the Company whether authorized or not, and rights, options or warrants to purchase capital stock and securities of any type whatsoever that are, or may become, convertible into capital stock; provided that the term "New Securities" does not include the following:

                    (i)   Shares or the Conversion Shares;

                    (ii) securities issued pursuant to a public offering pursuant to an effective registration statement under the Act at a price that results in gross proceeds to the Company of at least $25,000,000 (a "Qualified Public Offering");

                    (iii) securities issued pursuant to the Company's acquisition of another corporation, limited liability company or other business entity by merger, purchase of substantially all the assets or other reorganization whereby after such transaction the Company owns not less than fifty-one percent (51%) of the voting power of such corporation or entity;

                    (iv) any shares of the Company's Common Stock or options issued or granted to employees, consultants to, and directors of the Company pursuant to any arrangement approved by the Board of Directors; provided, however that with respect to the holders of Series A Preferred, Series B Preferred and the Junior Preferred, only up to 7,900,000 shares of Common Stock shall be so excluded from the definition of "New Securities", unless a greater number of shares of Common Stock is unanimously approved by the Board of Directors.

                    (v) securities issued in connection with strategic alliance agreements, equipment lease financing transactions or bank financing transactions approved by the Board of Directors, where the issuance of such shares is not principally for the purpose of raising additional equity capital for the Company; provided, however, that for the holders of Series A Preferred, Series B Preferred and the Junior Preferred, only 400,000 shares shall be so excluded.

                    (vi) securities issued in connection with any stock split or stock dividend of the Company.

               (c)  Notice of Right. In the event the Company proposes to
                    ---------------
undertake an issuance of New Securities, it shall give each Investor written notice of its intention, describing the type of New Securities, the price and the general terms upon which the Company proposes to issue the same. Each Investor shall have fifteen (15) days from the date of receipt of any such notice to agree to purchase the Investor's pro rata share (as set forth in Section 17.1(a) above) of such New Securities for the price and upon the terms specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased. An Investor's waiver or failure to exercise such right of first refusal in response to an offering of New Securities, does not constitute a waiver of such Investor's right of first refusal in any future offering of New Securities.

               (d)  Exercise of Right. In the event an Investor fails to
                    -----------------
exercise the right of first refusal within said fifteen (15) day period, the Company shall have one hundred twenty (120) days thereafter, to sell or enter into an agreement (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within sixty (60) days from the date of said agreement) to sell the New Securities respecting which the Investor's option was not exercised, at the price and upon the terms specified in the Company's notice. In the event the Company has not entered into an agreement to sell the New Securities within said 120-day period (or sold and issued New Securities in accordance with the foregoing within sixty (60) days from the date of said agreement), the Company shall not thereafter issue or sell any New Securities, without first offering such securities to the Investors in the manner provided above.

               (e)  Termination of Right of First Refusal. The right of first
                    -------------------------------------
refusal granted under this Agreement (i) may be waived on behalf of all Investors only with the written consent of the holders of more than 50% of the shares of Common Stock then held by all Investors (including shares of Common Stock issuable upon conversion of all outstanding Preferred Stock), and (ii) will terminate immediately upon the closing of a Qualified Public Offering.

     18.  Additional Investment Rights.
          ----------------------------

          18.1 Additional Investment Rights. In the event that the Company
               ----------------------------
issues any New Securities, the Company shall grant to each Investor set forth in Exhibit B (each a "Designated Investor"), the right to purchase such New
---------
Securities on the same terms offered by the Company to the other investors purchasing such New Securities, up to an aggregate amount, including the amounts each Designated Investor has purchased pursuant to Section 17 above or this
Section 18 in all previous issuances of New Securities by the Company (including any shares of Series C Preferred purchased pursuant to a Series C Preferred Stock Purchase Agreement of even date herewith) equal to one million dollars ($1,000,000), or in the case of CDP Information Systems Pty Ltd. ("CDP"), two hundred and fifty thousand dollars ($250,000).

          18.2 Limitation of Additional Investment Rights. Notwithstanding
               ------------------------------------------
Section 18.1 above, in the event that the Company issues New Securities in an equity financing that results in aggregate proceeds to the Company of less then ten million dollars ($10,000,000), no such Designated Investor shall be entitled to purchase more than five percent (5%), or in the case of CDP, one and a quarter percent (1.25%), of the New Securities issued in such equity financing, unless prior to such financing a Designated Investor notifies the Company that it will not fully exercise its right to purchase New Securities hereunder ("Non-Participating Investor"), in which case any of the Designated Investors may purchase an additional amount of New Securities equal to the amount of New Securities that such Non-Participating Investor would otherwise be entitled to purchase. In no event, shall such Designated Investors be entitled to purchase an aggregate amount of New Securities greater than 11.25 % of the New Securities issued in such financing.

          18.3 Termination of Additional Investment Rights. The rights granted
               -------------------------------------------
pursuant to this Section 18 will terminate on the earlier of (i) immediately prior to the closing of a Qualified Public Offering, or (ii) December 31, 1999.

          18.4 Cancellation of Other Investment Rights. Each Investor hereby
               ---------------------------------------
agrees to terminate, rescind and cancel any and all other rights, granted under any agreement between the Company and such Investor prior to the date hereof, to purchase any securities issued by the Company in any future equity financing.

     19.  Information Rights.
          ------------------

          19.1  Annual Financial Information. So long as an Investor holds
                ----------------------------
Shares or Conversion Shares, the Company will provide to such Investor, as soon as practicable, but in any event within ninety (90) days after the end of each fiscal year of the Company, a balance sheet, and statements of operations and cash flow for such fiscal year. Such year-end financial reports shall be in reasonable detail, shall be prepared in accordance with generally accepted accounting principles ("GAAP"), and audited and certified by independent public accountants selected by the Company; provided, however, that such accountants are either Price Waterhouse Coopers LLP, KPMG, Deloitte & Touche LLP, Arthur Andersen LLP, Ernst & Young LLP, or a successor to any such accounting firm, or such other accountants as determined by the Board.

          19.2  Quarterly and Monthly Financial Information Shareholder List. So
                ------------------------------------------------------------
long as an Investor holds at least 10% of either the Series A Preferred, Series B Preferred, Series C Preferred, or Junior Preferred, the Company will provide to such Investor the following information:

                (a) within forty-five (45) days of the end of each fiscal quarter, an unaudited statement of operations and balance sheet for and as of the end of such quarter, in reasonable detail and prepared in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes;

                (b) within thirty (30) days of the end of each month, an unaudited balance sheet, income statement and statement of cash flows for and as of the end of each month, in reasonable detail and prepared in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes;

                (c) prior to the beginning of each fiscal year, the Company's operating budget for the following fiscal year, as approved by the Board of Directors;

                (d) with the annual financial statements, lists of the Company's shareholders and optionees, as of the year-end, showing the number of shares held by each such shareholder and optionee.

          19.3  Nondisclosure. Each Investor and any successor or assignee of
                -------------
such Investor, who receives from the Company or its agents, directly or indirectly, any information which the Company has not made generally available to the public, pursuant to the preparation and execution of this Agreement or disclosure in connection therewith or pursuant to the provisions of this Section 19, acknowledges and agrees that such information is confidential and for its use only in connection with evaluating its investment in the Company, and further agrees that it will not disseminate such information to any person other than its accountants, investment advisors or attorneys and that such dissemination shall be only for purposes of evaluating its investment.

          19.4  Termination of Covenants. The rights set forth in Sections 19.1
                ------------------------
and 19.2 shall terminate and be of no further force or effect upon the closing of a Qualified Public Offering.

     20.  Miscellaneous.
          -------------

          20.1 Waivers and Amendments. Except as otherwise provided herein, with
               ----------------------
the written consent of the Company and the Holders of more than a majority of the Series A Preferred, the Series B Preferred, the Series C Preferred, and the Junior Preferred voting together as a single class, the obligations of the Company and the rights of the Investors under this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely), and with the same consent, the Company, when authorized by resolution of its Board of Directors, may amend this Agreement or enter into a supplementary agreement for the purpose of adding any provisions of this Agreement; provided, however,
                                                            --------  -------
that no such waiver or supplemental agreement shall reduce the above percentage of Registrable Securities, the holders of which are required to consent to any waiver or supplemental agreement, without the consent of the record or beneficial holders of all of the Registrable Securities. Upon the effectuation of each such waiver, consent, agreement, amendment or modification, the Company shall promptly give written notice thereof to the record holders of the Registrable Securities who have not previously consented thereto in writing. Neither this Agreement nor any provisions hereof may be changed, waived, discharged or terminated orally, but only by a signed statement in writing. Any amendment, waiver or supplementary agreement effected in accordance with this paragraph shall be binding upon each Investor, each future Holder of Registrable Securities and the Company.

          20.2 Notices. All notices and other communications required or
               -------
permitted hereunder shall be in writing and shall be mailed by registered or certified mail (postage prepaid and return receipt requested), or otherwise delivered by reputable overnight courier service by hand or by messenger, addressed: (a) if to the Company, at 487 Bryant Street, San Francisco, CA 94107-1316 (or at such other address as the Company shall have furnished to the Investors in writing) attention of President, with a copy to Wilson Sonsini Goodrich and Rosati, 650 Page Mill Road, Palo Alto, CA 94304, attention Hank Barry, and (b) if to an Investor, at the latest address of such person shown on the Company's records. If notice is provided by mail, notice shall be deemed to be given on the third day after proper deposit with the United States mail (or if outside the United States on the seventh day after proper deposit via airmail), if by hand or messenger on delivery, and if by overnight courier on the day after deposit (or if outside the U.S., upon delivery).

          20.3 Descriptive Headings. The descriptive headings herein have been
               --------------------
inserted for convenience only and shall not be deemed to limit or otherwise affect the construction of any provisions hereof.

          20.4 Governing Law. This Agreement shall be governed by and
               -------------
interpreted under the laws of the State of Delaware, without regard to its laws pertaining to conflict of laws.

          20.5 Counterparts. This Agreement may be executed in one or more
               ------------
counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument. In the event the Company issues additional shares of Series C Preferred in an additional closing or closings pursuant to the Series C Agreement, upon execution of a signature counterpart and without need for an amendment hereto (except to add such purchaser's name to

Exhibit A hereto), any such purchaser in such closing or closings shall become a party to this Agreement, and shall be deemed an "Investor" for the purposes of this Agreement.

          20.6 Successors and Assigns. Except as otherwise expressly provided in
               ----------------------
this Agreement, this Agreement shall benefit and bind the successors, assigns, heirs, executors and administrators of the parties to this Agreement.

          20.7 Entire Agreement.  This Agreement constitutes the full and entire
               ----------------
understanding and agreement between the parties with regard to the subject matter of this Agreement.

          20.8 Separability; Severability. Unless expressly provided in this
               --------------------------
Agreement, the rights of each Investor under this Agreement are several rights, not rights jointly held with any other Investors. Any invalidity, illegality or limitation on the enforceability of this Agreement with respect to any Investor shall not affect the validity, legality or enforceability of this Agreement with respect to the other Investors. If any provision of this Agreement is judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not be affected or impaired.

          20.9 Stock Splits. All references to numbers of shares in this
               ------------
Agreement shall be appropriately adjusted to reflect any stock dividend, split, combination or other recapitalization of shares by the Company occurring after the date of this Agreement.

     21.  Limitation of Liability of Australian Venture Capital Nominee Pty
          -----------------------------------------------------------------
Limited. This Section 21 sets forth the limitation of Australian Venture
-------
Capital Nominee Pty Limited ("Trustee") as trustee for AMWIN Innovation Fund ("Trust") under the Transaction Documents.

               (a) The Trustee enters into the Transaction Documents only in its capacity as trustee of the Trust and in no other capacity. A liability arising under or in connection with the Transaction Agreements is limited to and can be enforced against the Trustee only to the extent to which it can be satisfied out of property of the Trust out of which the Trustee is actually indemnified for the liability. This limitation of the Trustee's liability applies despite any other provision of the Transaction Documents and extends to all liabilities and obligations of the Trustee in any way connected with any representation, warranty, conduct, omission, agreement or transaction related to the Transaction Documents.

               (b) The parties other than the Trustee may not sue the Trustee in any capacity other than as trustee of the Trust, including seek the appointment of a receiver (except in relation to property of the Trust), a liquidator, an administrator or any similar person to the Trustee or prove in any liquidation, administration or arrangement of or affecting the Trustee (except in relation to property of the Trust).

               (c) The provisions of this Section 21 shall not apply to any obligation or liability of the Trustee to the extent that it is not satisfied because under the trust deed establishing the Trust or by operation of law there is a reduction in the extent of the Trustee's indemnification out of the assets of the Trust, as a result of the Trustee's fraud, negligence or breach of trust. For these purposes, it is agreed that the Trustee cannot be regarded as being fraudulent, negligent or in breach of the trust to the extent to which any failure by the Trustee to satisfy its obligations or breach of representation or warranty under the relevant Transaction Document has been caused or contributed to by a failure by the manager of the Trust or any other person to fulfill its obligations in relation to the Trust or any other act or omission of that manager or any other person.

               (d) Every provision of the Transaction Documents shall be read subject to the terms set forth in paragraphs (a), (b) and (c) of this Section 21.

                           [Signature pages follow]

     IN WITNESS WHEREOF, the parties have executed this Investors Rights Agreement on the day and year first set forth above.

                                    LOOKSMART, LTD.


                                    By:      /s/ EVAN THORNLEY
                                       ---------------------------------------
                                       Evan Thornley
                                       President and Chief Executive Officer


                         [INVESTORS RIGHTS AGREEMENT]

     IN WITNESS WHEREOF, the parties have executed this Investors Rights Agreement on the day and year first set forth above.

                              SERIES A PREFERRED INVESTOR

                              _____________________________________


                              By: _________________________________


                              Title: ______________________________


                         [INVESTORS RIGHTS AGREEMENT]

     IN WITNESS WHEREOF, the parties have executed this Investors Rights Agreement on the day and year first set forth above.


                              SERIES B PREFERRED INVESTOR

                              _____________________________________


                              By: _________________________________


                              Title: ______________________________


                         [INVESTORS RIGHTS AGREEMENT]

     IN WITNESS WHEREOF, the parties have executed this Investors Rights Agreement on the day and year first set forth above.


                              SERIES C PREFERRED INVESTOR

                              _____________________________________


                              By: _________________________________


                              Title: ______________________________


                         [INVESTORS RIGHTS AGREEMENT]

     IN WITNESS WHEREOF, the parties have executed this Investors Rights Agreement on the day and year first set forth above.


                              SERIES 1 JUNIOR PREFERRED INVESTOR

                              _____________________________________


                              By: _________________________________


                              Title: ______________________________


                         [INVESTORS RIGHTS AGREEMENT]

                                   EXHIBIT A
                                   ---------

SERIES A INVESTORS
------------------

Australian Venture Capital Nominee Pty Limited,
Trustee of AMWIN Innovation Fund 701
(An Investor as a Holder of Series A Preferred and as a Holder of a Preferred Warrant)

Macquarie Bank Limited

Jokren Pty Limited

Instanz Nominees Pty Limited

ECforu Labuan Holdings Ltd.

Hootnick Family Trust 4/22/76

Sand Hill Capital, LLC

SERIES B INVESTORS
------------------

Cox Interactive Media, Inc.

SERIES C INVESTORS
------------------

Cox Interactive Media, Inc.

Perpetual Trustee Company Limited
 as Trustee for Macquarie Select Opportunities Trust

Perpetual Trustee Company Limited
 as Trustee for Australian Mezzanine Investments No. 2 Trust

Perpetual Trustee Company Limited
 as Trustee for Macquarie Technology Fund 1A

Perpetual Trustee Company (Canberra) Limited as Trustee for Macquarie Technology Fund 1B

Citicorp International Finance Corporation

Conpress Trading Pty Limited

Flinders Capital Investments Pty Limited

Macquarie PRISM Pty Limited


                         [INVESTORS RIGHTS AGREEMENT]

Belike Nominees Pty Limited

Sire Holdings LLC

Sanu Desai

Ralph H. Cechettini 1995 Trust

Peter J. Mooney, as Nominee for the Broadview Investor Group

Robert A. Keller

Al H. Robinson III

Emeric J. McDonald

Jokren Pty Limited

ECfuro Labuan Holdings Ltd.

Hootnick Family Trust 4/22/76

John Michael Teak Elmore

R. David Dicioccio, Jr.

William B. Stripling, Jr.

Clayton Clark

Allen C. Lee

Rainmaker Capital, LLC

GCWF Investment Partners LLC

Paul E. Hurdlow

Sand Hill Capital Partners I, LLC

WS Investment Company 99A

Pivotal Asset Management

Hambrecht & Quist California

Hambrecht & Quist Employee Venture Fund, L.P. II

Access Technology Partners, L.P.

Access Technology Partners Brokers Fund, L.P.

New Millennium Partners, L.P.


                         [INVESTORS RIGHTS AGREEMENT]

New Millennium Mezzanine Partners - LookSmart, L.P.

ATGF II

Litton Master Trust

Amerlook Investments LLC

Essex Private Placement Fund, Limited Partnership

Daniel Rimer

Sue C. Robinson

Henry V. Barry

DSJ International Trust

Entrepreneur America, LLC

New Media Capital Ventures II, LLC

Carrier Pasta LLC

Isaac J. Vaughn

Nina F. Locker

Martin W. Korman

Christian and Anne Castle

Camille Klamecki



Series 1 Junior Investors
-------------------------

Drew Duncan

Josh Elmore

Thomas Duncan and Mary Duncan

Allen Lee

GCWF Investment Partners

Paul E. Hurdlow

Rainmaker Capital, LLC


                         [INVESTORS RIGHTS AGREEMENT]

                                   EXHIBIT B
                                   ---------


                             DESIGNATED INVESTORS



1.   Macquarie Bank Limited

2.   Jokren Pty Limited ("Jokren") and Instanz Nominees Pty Limited ("Instanz")

     (Jokren and Instanz together shall be considered one (1) Designated Investor for the purposes of Section 18)

3.   CDP Information Systems Pty Ltd.


                         [INVESTORS RIGHTS AGREEMENT]